UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2026

NU RIDE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38821	83-2533239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, 19th Floor

New York, New York 10019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 202-2200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2026, upon the recommendation of the Corporate Governance and Nominating Committee, the board of directors (the “Board”) of Nu Ride Inc. (the “Company”) elected Paul W. Burkett as a director, effective July 1, 2026. Mr. Burkett will serve as a Class II director and will stand for election at the Company’s 2026 Annual Meeting of Stockholders. Mr. Burkett was appointed as a member of the Audit Committee, Corporate Governance and Nominating Committee and Transaction Committee of the Board. The Board has determined that Mr. Burkett qualifies as an independent director under the NASDAQ listing standards. Mr. Burkett will be compensated for his service on the Board in accordance with the Company’s non-employee director compensation arrangements as described in the Company’s Amendment No.1 to the Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on April 29, 2026.

Mr. Burkett has served as Chief Executive Officer of Snoaspen Insurance Group, Inc., located in Reno, Nevada, since August 1995, where he provides risk management consulting, insurance policy and program audit services, and expert witness opinions and testimony on insurance coverage, claims handling, underwriting, and insurance company matters for both plaintiff and defense counsel. Mr. Burkett also served as Principal and Chief Operating Officer of TUITIONGard®, Ltd. from 1997 to 2006, where he was responsible for underwriting and claims handling functions, and drafted the company’s insurance contract and related endorsements. He also served as President and CEO of Meadowbrook Insurance Group of Colorado from 1992 to 2006, where among other things he assisted in developing underwriting and claims handling manuals for alternative insurance programs. Earlier in his career, Mr. Burkett held various management positions in underwriting, risk management, loss control, and insurance marketing, including as Vice President and Manager of the Risk Management Services Department at Frank B. Hall & Co. in Colorado, and in several senior management roles at SAFECO Insurance Company in California and Colorado. Since 2022, Mr. Burkett has served as an Adjunct Professor at the University of Nevada, Reno, teaching an upper-division Life and Health Insurance course in the Business College. Mr. Burkett is a licensed risk management consultant and licensed insurance producer for property, casualty, life and health insurance in Nevada. He earned his J.D. from Concord Law School, Purdue University Global, in 2007, and holds a B.A. in International Relations from the University of Minnesota, and is a veteran of the United States Air Force.

There is no arrangement or understanding between Mr. Burkett and any other persons pursuant to which Mr. Burkett was selected as a director, and there are no transactions that require disclosure under Item 404(a) of Regulation S-K as a result of his appointment to the Board.

In addition, on June 26, 2026, Michael J. Wartell tendered his resignation from the Board, effective as of June 30, 2026. There are no disagreements between Mr. Wartell and the Company relating to the Company’s operations, policies or practices that resulted in Mr. Wartell’s decision to resign.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU RIDE INC.

	By:	/s/ Alexander Matina
	Name:	Alexander Matina
Date: June 30, 2026	Title:	Chief Executive Officer